                                                                EXHIBIT 10.48





                        DATED     26TH   NOVEMBER   1997





                               PLICOM LIMITED (1)

                             TECHNOCOM LIMITED (2)

                              PLD TELEKOM INC. (3)

                                MARK KLABIN (4)

                        ---------------------------------

                            SHARE PURCHASE AGREEMENT

                        ---------------------------------

THIS AGREEMENT is dated  26th  November 1997

and made BETWEEN

(1) PLICOM LIMITED (a company incorporated under the Irish Companies Act 1963 to 1990 with registered number 214427) whose registered office is at First Floor, 14-15 Parliament Street, Dublin 2, Ireland ("the Vendor");

(2) TECHNOCOM LIMITED (a company incorporated under the Irish Companies Acts 1963 to 1990 with registered number 183622) whose registered office is at 1 Earlsfort Centre, Hatch Street, Dublin 2, Ireland, and whose particulars are as set forth in Schedule I hereto ("Technocom");

(3)        PLD TELEKOM INC.  (previously named "Petersburg Long Distance Inc.")
           (a company incorporated in the State of Delaware, U.S.A.) whose registered office is at 1209 Orange Street, Wilmington, Delaware 18901, U.S.A. ("the Purchaser"); and

(4)        MARK KLABIN of Rauhensteingasse 10, Vienna, AIO-10, Austria ("Mr.
           Klabin")

WHEREAS:

(A) The Vendor owns Fifty-Nine (59) Ordinary Shares of Technocom which it holds subject to the Subscription and Shareholders Agreement relating to Technocom dated 28th December 1994, as heretofore amended or supplemented (the "Shareholder Agreement"); and

(B) The Purchaser desires to acquire, and the Vendor desires to sell Thirty (30) of such Ordinary Shares, subject to all of the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.1        INTERPRETATION

           In this Agreement (including the Introduction and Schedules), unless the context otherwise requires, the following words and expressions have the meanings shown:


           Board                                     the board of directors of Technocom

           Business Day                              a day, other than a Saturday or Sunday, on
                                                     which banks in each of the cities of Dublin,
                                                     New York and London generally are open for
                                                     normal banking business


           the Completion Date                       November 26, 1997

           Elite                                     Elite International Limited

           a Member of the same Group                means, as regards any company, a company
                                                     which is for the time being a holding company
                                                     of that company or a subsidiary of that
                                                     company or any such holding company

           the Parties                               the parties to this Agreement

           the Shares                                the thirty (30) Ordinary Shares of Technocom
                                                     being purchased by the Purchaser
                                                     from the Vendor hereunder

           the Vendor's Solicitors                   Charles Russell of 8-10 New Fetter Lane,
                                                     London EC4A 1RS

           Warranties                                the warranties, representations and
                                                     undertakings given in Clause 5

1.2 All references to statutory provisions or enactments shall include references to any amendment, modification or re-enactment of any such provision or enactment, and to any regulation or order made under such provision or enactment (in any case before the date of this Agreement).

1.3 The term "holding company" shall have the meaning attributed to it in sections 736 and 736A of the United Kingdom Companies Act 1985 (as amended) and a company or other entity shall be a "subsidiary" for the purposes of this Agreement if it falls within any of the meanings attributed to a "subsidiary" in such sections or the meaning attributed to the term "subsidiary undertaking" in section 258 of such Act, and a company shall be an "associate" if it falls within the meaning attributed to an "associated undertaking" in paragraph 20 of Schedule 4A to such Act and the terms "subsidiaries", "associates" and "holding companies" are to be construed accordingly.

1.4 References in this Agreement and the Schedules to the Parties, the Introduction, Schedules and Clauses are references respectively to the Parties, the Introduction and Schedules to and Clauses of this Agreement.

1.5 Save where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof.

1.6 Clause and paragraph headings are inserted for ease of reference only and shall not affect construction.

1.7 For the avoidance of doubt, any references in this Agreement to a statutory and other regulatory provision in force in the United Kingdom or the Republic of Ireland (as the case may be) shall, unless the context otherwise requires, also include a reference to the equivalent or analogous provision under Irish, English or other law applicable to the relevant company.

1.8 Reference to a document "in the agreed form" shall be to a document in a form agreed between the Parties and initialled for purposes of identification only by the Vendor's Solicitors (on behalf of the Vendor and Mr Klabin) and E. Clive Anderson (on behalf of the Purchaser and Technocom).

2.         SALE AND PURCHASE OF THE SHARES

           The Vendor shall sell the Shares with effect from Completion and the Purchaser (relying on the representations, warranties and undertakings contained herein on the part of the Vendor and the fulfillment of all conditions to such purchase contained herein) shall purchase the Shares with any dividends, distributions and rights declared, created or arising on or after the Completion Date, and free from all claims, charges, liens, encumbrances, options, rights of pre-emption or equities.

3.         CONSIDERATION

           In consideration of the sale of the Shares in accordance with the terms of this Agreement, the Purchaser shall pay to the Vendor at Completion the sum of US$18,500,000 (eighteen million five hundred thousand US dollars) in cash by telegraphic transfer to an account or accounts nominated by the Vendor.

4.         COMPLETION

4.1 Completion shall take place at the offices of the Vendor's Solicitors (or any other location agreed upon by the Vendor and the Purchaser) on the Completion Date.

4.2        At Completion:

           (a) the Vendor shall deliver (where appropriate as agent for Technocom) to the Purchaser:

                   (i) a transfer in respect of the Shares duly executed by the Vendor in favour of the Purchaser or as it may direct;

                   (ii) a certificate for the Shares and any other documents which may be required to give good title to the Shares and to enable the Purchaser to procure registration of the same in its name or as it may direct;

                   (iii) the resignation in the agreed form of Mr Klabin as Managing Director (but not as a director) of Technocom, together with documentation in the agreed form (A) directing the banks in which Technocom has accounts that his authority to execute cheques, notes, payment orders and other similar payment directions to such banks is terminated, and (B) acknowledging that any and all other authority that he may have or have had to execute documents on behalf of, or to bind or commit Technocom, is similarly terminated; and

                   (iv) the approval in the agreed form of Mr Klabin of the accounts of Rosh Telecom Limited for 1996 and the termination of the US$ 6,000 monthly retainer currently being paid to Professor Krotov (or to Rosh Petersburg on his behalf);

           (b) the Purchaser shall deliver the sum of US$ 18,500,000 by telegraphic transfer to the account(s) nominated by the Vendor;

           (c) the Purchaser shall deliver to the Vendor a promissory note in the form attached hereto as Schedule II;

           (d) the Parties shall procure the passing of resolutions of the Board resolving:

                   (i) to register the share transfer referred to in subclause (a) (i) above, subject only to due stamping;

                   (ii) to approve a three year business plan for Technocom and its subsidiaries, including capital and operating budgets; and

                   (ii) to approve the Technocom accounts for 1994, 1995 and 1996;

           (e) the Parties shall (and shall procure, so far as they are so able, that the other parties thereto) execute an amendment to the Shareholder Agreement in the agreed form which shall provide that:


                   (i)      the parties appointed by PLD pursuant to clause
                            12.14 thereof shall be E. Clive Anderson and Philip
                            R. Eager, c/o PLD Telekom Inc., 680 Fifth Avenue, New York, NY 10019, U.S.A. in place of R. P.
                            Burrow and N.A.R. Williams  of SJBerwin & Co.;

                   (ii) copies of the items referred to in clause 12.15 shall thereafter be sent to the persons named in subclause (e) (i) above, and shall no longer be sent to Mr Roger Blott or PLD's Solicitors;

                   (iii) Clause 5 and Schedule II thereto shall be deleted therefrom in their entirety;

                   (iv) the following words shall be added to the definition of the term "the Option Agreements" :

                                 ", each as may be amended from time to time by
                            the relevant parties thereto";

                   (v) each of the Purchaser, on the one hand, and the Vendor and Mr Klabin, on the other, shall waive any claims it may have against the other in respect of a breach thereunder occurring before the Completion Date; and

                   (vi) the proviso at the end of clause 12.13 shall be deleted therefrom;

           (f) the Vendor and the Purchaser shall execute an amendment in the agreed form to the Put and Call Option Agreement dated 28th December 1994 ("the Put and Call Option Agreement") which shall provide for:

                   (i) the amendment of the definition of the term "Option Period", so that such term thereafter shall be defined as:

                                    "the period commencing on June 30, 1999 and
                            terminating on the earlier of June 30, 2119 or the date that the Put Option or the Call Option, as the case may be, is exercised";

                   (ii) the amendment of the definition of the term "the Grantee's Solicitors", so that such term thereafter shall be defined as:

                                    "Morgan, Lewis & Bockius of 4 Carlton
                            Gardens, London SW1Y 5AA";

                   (iii) the amendment of the definition of the term "the Grantor's Solicitors", so that such term thereafter shall be defined as:

                                    "Charles Russell of 8-10 New Fetter Lane,
                            London EC4A 1RS";


                   (iv) the amendment of each of Clauses 2.2 and 3.2 as follows:

                                    (A)  the deletion of the phrase "after
                                         determination of the Option Price";

                                    (B)  the addition of the words "at least"
                                         before "seven days' notice"; and

                                    (C)  the addition of the words "such notice
                                         to take effect on 30 June 1999 or such
                                         other date as is specified in such
                                         notice" after the words "served on the
                                         Grantee" or "served on the Grantor",
                                         as applicable;

                   (v) the amendment of Clauses 4.1 and 5 so as to provide that in either case Completion shall take place at the offices of the Grantee's Solicitors (or at such other place as the parties shall mutually agree), and the further amendment of Clause 4.1 so as to provide that the words in the first paragraph "or, if later, seven days following notification to the parties of the Value (as hereinafter defined)" and the words in Clause 4.1(a) "or shall deliver the Note (as hereinafter defined) to the Grantor "are all deleted;

                   (vi) the deletion in its entirety of Article 9 and the amendment of the definition of the term "Option Price" so as to read thereafter as "the sum of US$ 17,500,000";

                   (vii)    the deletion in its entirety of clause 10 thereof;

                   (viii) the amendment of clause 11.5 thereof to provide that the copies of notices served on the Grantee shall henceforth be sent to E. Clive Anderson, c/o PLD Telekom Inc., 680 Fifth Avenue, New York, NY 10019, U.S.A., in lieu of the parties named therein, and of clause 11.8 thereof to provide that the party appointed by the Grantee shall henceforth be the party named in this subparagraph in lieu of the parties named therein; and

                   (ix)     the deletion of the proviso at the end of clause
                            11.7 thereof;

           (g) Technocom, the Vendor and Mr Klabin shall execute an amendment in the agreed form to the Consultancy Agreement between them dated 28th December 1994 ("the Consulting Agreement") which shall provide for (1) the figure in paragraph 2.1 thereof to be changed from "$100,000" to "$200,000" effective as of the Completion Date, (2)
                   the Consulting Agreement to terminate once the Purchaser shall have acquired all of the shares in the capital of Technocom held by the Vendor, and (3) Mr Klabin to undertake, in addition to his existing duties, to:

                   (i) analyze and make recommendations to the Board regarding all proposed installations of antennae or other facilities for the Technocom's and Teleport-TP's "Satelink" network;

                   (ii) use his reasonable endeavors (without incurring any personal liability to make payment) to procure that Technocom subsidiaries (which term as used herein shall include Teleport-TP, MTR-Sviaz and JV Technopark), become and remain current in respect of their monetary obligations (of whatever kind) to Technocom;

                   (iii) if and when requested by the Board, use his reasonable endeavors (without incurring any personal liability to make payment) to procure the transfer to such location(s), account(s) and/or personnel as the

                            Board shall designate of such management, treasury, accounting, banking or other functions then being conducted by or on behalf of Technocom in Vienna, Austria, and/or of such funds or other property of Technocom or any of its subsidiaries, wherever located, which are under his control;

                   (iv) consent to the appointment of Mr Simon Edwards as an additional signatory for all bank accounts of Technocom, with authority to sign cheques and authorize other payments;

                   (v) assist the Purchaser in having those personnel appointed by the Purchaser to act as Technocom's Finance Director, Director of Sales and Marketing, and Chief Operating Officer also appointed to act in the same capacities for the Technocom subsidiaries, with the proper authority to perform those functions, subject in all cases to the direction of the boards of directors of such Technocom subsidiaries, and in recovering the cost to the Purchaser of having such persons act in such capacities for such Technocom subsidiaries;

                   (vi) take whatever steps are necessary as a director of Technocom, and procure that the Vendor takes whatever steps are necessary as a shareholder of Technocom, to ratify and confirm as obligations of Technocom all advances heretofore made by the Purchaser to Technocom, and authorize the borrowing by Technocom of an additional US$ 9,000,000 simultaneously with or immediately following Completion, and a further US$ 8,000,000 as promptly as practicable following the Completion, to be used in whole or in part by Technocom to repay advances already made by the Purchaser to Technocom, and/or to reimburse the Purchaser for payments already made by the Purchaser on Technocom's behalf;

                   (vii) carry out the other duties and responsibilities set forth in Schedule III hereto;

                   provided that, in respect of all of the foregoing, Mr Klabin shall not be obliged to take any action which is contrary to ANY applicable law or any decision of the board of directors, or any provision of the charter documents, of the relevant company, and shall not be involved with or responsible for the day to day operation and/or management of Technocom or any Technocom subsidiaries; and provided further that Mr Klabin shall not be liable for any deficiency in performance in respect of the foregoing additional duties except in the case of wilful default or gross negligence.

4.3 If for any reason the provisions of Clause 4.2 are not fully complied with by reason of default on the part of the Vendor or Mr Klabin, the Purchaser shall be entitled to elect, by giving written notice to the Vendor and/or Mr Klabin:

           (a) to terminate this Agreement (other than Clause 7.2) in which case the Purchaser shall not be obliged to purchase the Shares, pay any of the Consideration or perform any of its other obligations under Clause 4.2 (and the Vendor and Mr Klabin shall be released from all further obligations hereunder other than Clause 7.2); or

           (b) to fix a new date for Completion within 28 days of the date originally set for Completion; or

           (c) to proceed to Completion so far as practicable, the Vendor then being obliged to use its reasonable endeavours to perform or procure the performance of any of the outstanding provisions of Clause 4.2.

4.4 If for any reason the provisions of Clause 4.2 are not fully complied with by reason of default on the part of the Purchaser or Technocom, the Vendor shall be entitled to elect, by giving written notice to the Purchaser:

           (a) to terminate this Agreement (other than Clauses 7.2 and 7.3) in which case the Vendor shall not be obliged to sell the Shares and the Vendor and Mr Klabin shall not be obligated to perform any of their other obligations under Clause 4.2 (and the Purchaser and Technocom shall be released from all further obligations hereunder other than Clauses 7.2 and 7.3); or

           (b) to fix a new date for Completion within 28 days of the date originally set for Completion; or

           (c) to proceed to Completion as far as practicable, the Purchaser then being obliged to use its reasonable endeavours to perform or procure the performance of any of the outstanding provisions of Clause 4.2.


4.5 The Purchaser shall, following Completion, promptly deliver to the Revenue Commissioners of Ireland the share transfer referred to in Clause 4.2(a)(i) for assessment of stamp duty, and shall promptly pay the duty thus assessed. Prior to the registration of such duly stamped stock transfer form in the register of shareholders of Technocom, the Vendor shall, in respect of the Shares, cooperate in any manner required by the Purchaser for the convening, holding at short notice and conduct of general meetings of Technocom, execute on a timely basis all proxy forms, appointments of representatives, documents of consent to short notice and such like that the Purchaser may reasonably require and shall generally act in all respects as the nominee and at the directions of the Purchaser in respect of the Shares and all rights and interest attached thereto.

4.6 Upon the Completion Date the Vendor and Mr Klabin shall be deemed, without any further action on the part of either being required, to have waived the provisions of clause 7 of the Shareholder Agreement giving them the right to receive notice of the proposed sale of, to be offered and/or to purchase Ordinary Shares owned by Elite so as to permit the sale by Elite to the Purchaser at such time or times as may be mutually determined by such parties of the 39 Ordinary Shares of Technocom owned by Elite, free from any rights which either of them may have in respect thereof under such clause 7.

5.         WARRANTIES

5.1 The Vendor hereby covenants with the Purchaser that each and all of subclauses (a) and (b) to this Clause is and are true and correct and not misleading at the date of this Agreement and will at all times up to and including Completion remain so:

           (a) the Shares constitute thirty out of a total of fifty-nine Ordinary Shares of Technocom currently held by the Vendor and are fully paid or credited as fully paid and the Vendor is the legal and beneficial owner of and is entitled (subject as stated in the Shareholder Agreement, the Put and Call Option Agreement and the Articles of Association of Technocom) to sell the Shares without the consent of any third party; and

           (b) other than as provided in or pursuant to this Agreement there is no mortgage, charge, pledge, lien or other encumbrance or interest on, over or affecting the Shares, no agreement to create such mortgage, charge, pledge, lien or other encumbrance or interest has been made and no claim has been made that any person is entitled to any such mortgage, charge, pledge, lien or other encumbrance or interest.

5.2 Claims against the Vendor or the Purchaser under or in connection with this Agreement shall be wholly barred and unenforceable unless written details thereof shall have been given to the party against which a claim is to be made by no later than a date three (3) months from the date hereof.

5.3 The aggregate amount of liabilities of the Vendor under or in connection with this Agreement shall not exceed the total amount of the Consideration that the Vendor has received under this Agreement.

6.         POSITION PENDING COMPLETION AND POST-COMPLETION OPERATION

6.1 The Vendor hereby covenants with and undertakes to the Purchaser that it shall not at any time prior to Completion dispose or attempt to dispose of any interest in the Shares or grant any option over, or mortgage, charge or otherwise encumber or dispose of the Shares.

6.2 The Vendor hereby covenants with and undertakes to the Purchaser that it will as soon as reasonably practicably notify to the Purchaser in writing any matter or thing which may arise or become known to it after the date hereof and prior to

           Completion which constitutes (or would with the passage of time constitute) a breach of the Warranties or a breach of any of the covenants or undertakings or obligations of the Vendor under this Agreement.

6.3 If any material breach of the Warranties shall come to the notice of either of the Vendor or the Purchaser before Completion, or if any act or event shall occur which, had it occurred on or before the date hereof, would have constituted a material breach of the Warranties, then the Purchaser shall be at liberty without any liability whatsoever to the other to elect not to complete the sale and purchase of the Shares (and in such case all parties shall be released from their obligations under this Agreement, other than under Clause 7.2).

6.4 The Vendor hereby declares for the purpose of the Financial Transfers Act 1992 of the Republic of Ireland that it is not resident in any jurisdiction to which financial transfers (within the meaning of the said Act) are restricted by order of the Minister for Finance in accordance with the provisions of that Act and does not hold the Shares and will not receive any part of the Consideration hereunder as nominee for any person so resident, and the Purchaser declares for the purpose of the said Act that it is not so resident, it is not acquiring the Shares as nominee for any persons so resident and it is not to its knowledge controlled directly or indirectly by persons so resident.

7.         GENERAL PROVISIONS

7.1 The waiver by any party of any right arising under, or any breach, default or omission by any other party of any of the terms of this Agreement or any of the documents in the agreed form shall not take effect unless in writing and shall not constitute a continuing waiver of the right waived or apply to, or operate as a waiver of, any other breach, default or omission and any forbearance in enforcing any right shall not constitute a waiver.

7.2 No party shall divulge to any third party (other than their respective professional advisers or insurers) the fact that this Agreement or any of the documents in the agreed form has been entered into or any information regarding its terms or any matters contemplated by this transaction or any information relating to any other party or make any announcement relating to it without the prior agreement (not to be unreasonably withheld or delayed) of the other parties unless such announcement is required by a taxing authority and/or a court of competent jurisdiction or by a recognised stock exchange or by any other similar regulatory authority in which event the other parties shall, so far as possible, be given prior written notice of such intended announcement. Any announcement shall in any event be made or issued only in a form approved by the Purchaser and with the consent of the Vendor (not to be unreasonably withheld or delayed). Nothing herein shall be deemed to prohibit any disclosure of the terms of this Agreement which is required in connection with the Purchaser's arranging financing for the transactions contemplated by this Agreement from The Travelers Insurance Company and The Travelers Indemnity

           Company.

7.3 The Purchaser shall pay its own legal, accountancy and other costs, charges and expenses incurred in connection with this Agreement, and shall pay (or reimburse the Vendor for) the Vendor's reasonable legal, accountancy and other costs, charges and expenses incurred in connection with this Agreement, including all prior negotiations relating to the sale of the Shares.

7.4 This Agreement, together with any document expressly referred to in any of its terms, contains the entire agreement between the parties relating to the subject-matter covered. No oral explanation or oral information given by any party shall alter the interpretation of this Agreement.

7.5 The Vendor hereby undertakes with the Purchaser at the request of the Purchaser and at the expense of the Purchaser to do or procure to be done all such further acts and things and execute or procure to be executed all such further deeds and documents as may be necessary or desirable fully and effectively to vest in the Purchaser the legal and beneficial ownership of the Shares and the benefits of this Agreement and, pending such vesting, the Vendor shall hold such Shares and benefits in trust for the Purchaser and shall receive all monies in connection therewith as trustee of the Purchaser and shall account to the Purchaser forthwith on receipt.

7.6        Any notice:

           (a) must be in writing and must be given to a company which is a party at its registered office or to such other address as may have been notified to the other party; and


           (b)     will be effectively served:

                   (i) on the day of receipt, where any hand-delivered letter or telefax message is received on a Business Day before or during normal working hours; or

                   (ii) on the following Business Day, where any hand-delivered letter or telefax message is received either on a Business Day after normal working hours or on any other day; or

                   (iii) on the fifth Business Day following the day of posting of any properly addressed letter sent by air mail postage prepaid.


7.7 This Agreement and all documents supplemental thereto are governed by and are to be construed in accordance with English law excluding the English rules as to conflicts of law.

7.8 Each of the parties irrevocably submits to the non-exclusive jurisdiction of the appropriate court of law in England in relation to any matters, claims and disputes arising out of or in connection with this Agreement, any of the documents in the agreed form or any documents supplemental thereto and (subject as set out below) waives any objection to legal proceedings being made in such courts whether on the ground of venue or on the ground that such proceedings have been brought in an inconvenient forum. These submissions shall not limit the rights of the parties to bring any action in any other court having or claiming jurisdiction (whether concurrently or not).

7.9 The Purchaser and Technocom hereby appoint Morgan, Lewis & Bockius of 4 Carlton Gardens, Pall Mall, London SW1Y 5AA, all communications to be marked for the attention of Mr. T. J. Benz, and the Vendor and Mr Klabin hereby appoint Messrs. Charles Russell of 8-10 New Fetter Lane, London EC4A 1RS, all communications to be marked for the attention of Mr. M. Moncreiffe and Mr. J. Holder, in each case for service of process in connection with legal proceedings in England and arising out of or in connection with this Agreement. Copies of all notices pursuant to Clause 7.6 shall also be sent to the Purchaser at 680 Fifth Avenue, New York, NY 10019, U.S.A., attention: E. Clive Anderson.

7.10 In the event that any legal action in respect of this Agreement is started, the process by which it is started may be served on the defendant or, if specified in this Agreement, any other person on its behalf at the place at which and in the manner in which notices may be given to that party.

7.11 Any provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters already performed.

7.12 This Agreement may be executed in several counterparts (whether original or facsimile counterparts) and upon the execution of all such counterparts by one or more parties, each counterpart shall be deemed to be an original hereof.

                                   SCHEDULE I

                           PARTICULARS OF THE COMPANY



Name:                               Technocom Limited                          Number:      183622

Registered Office:                  1 Earlsfort Centre, Hatch Street, Dublin 2, Ireland

Authorised share capital:           IR Pound Sterling 1,000,000 and US$1,000 divided into 1,000,000 shares of
                                    IR Pound Sterling 1 each and 1,000 preferred shares of US$1 each

Issued share capital:               199 Ordinary Shares and 1,000 preferred shares have been issued and are fully paid as follows:

                                                              Ordinary Shares  Preferred Shares
                                                              ---------------  ----------------

                                    Plicom Limited                    59

                                    PLD Telekom Inc.                  101         1,000

                                    Elite International
                                    Limited                           39

Directors:                          Mark Klabin

                                    Boris Antoniuk

                                    James R. S. Hatt

                                    Joe Crouch

                                    Alan G. Brooks

Secretary:                          Tatiana Saltanova

                                  Schedule II

                            FORM OF PROMISSORY NOTE


  US$ 17,500,000                                              November 26, 1997

  FOR VALUE RECEIVED, the undersigned, PLD Telekom Inc., a Delaware corporation (the "Payor"), promises to pay to Plicom Limited, a company incorporated under the Irish Companies Act 1963 to 1990 with registered number 214427 (the "Payee"), the sum of US$ 17,500,000 (seventeen million, five hundred thousand US dollars) (the "Sum").

  The Sum shall be paid on June 30, 1999, subject to the Payee's fulfillment of all conditions required by Clause 4.1(b) of the Put and Call Option Agreement dated December 28, 1994 between the Payor and the Payee, as heretofore amended pursuant to the terms of an Amendment to Put and Call Option Agreement dated as of the date hereof between the Payor and the Payee (collectively, the "Amended Option Agreement"), to be fulfilled by the Payee with respect to the sale of the Option Shares (as defined in the Amended Option Agreement).

  The Sum shall not bear interest.

  Upon payment of the Sum this promissory note shall cease to have any further force or effect and, upon the request of the Payor, shall be marked "cancelled" by the Payee and returned to the Payor.

  This promissory note and the rights hereunder may be assigned by the Payee in accordance with Clause 11.2 of the Amended Option Agreement, but otherwise only with the prior written agreement of the Payor (such agreement not to be unreasonably withheld or delayed)..

  In case of any event of default, the Payor shall pay all costs of collection, including all reasonable legal fees.

  This promissory note is governed by and is to be construed in accordance with English law, including its rules as to the conflicts of laws.


  ATTESTATIONS


  Executed as a deed by     )
  PLD TELEKOM INC.          )
  acting by:                )

                                  SCHEDULE III

                           LIST OF ADDITIONAL DUTIES


  1. Where necessary, assist with obtaining full and unequivocal certification from regional and/or local branches of Gosvaznadzor for the use of earth stations within the Satelink system.

  2. Where required and when called upon by the Purchaser, assist with negotiations to obtain supplier credit on terms favourable to Technocom and other Members of the same Group (the "Technocom Group").

  3. Where required and where possible, provide introductions to key people and logistical and other support for directors and staff of the Technocom Group and associated companies in regions outside of Moscow and St. Petersburg.

  4. Support the sales activities of Rosh Telecom Limited, as a member of the Technocom Group, with specific reference to their role as sales agent for ECI Telecom Limited ("ECI"), so that ECI increases market share within the CIS for the benefit of the Technocom Group; and also help facilitate the establishment of direct communications and commercial relationships between the Purchaser and Rosh Telecom Limited, on the one hand, and ECI, on the other.

  5. Provide additional management support, if requested, to the new Technocom sales and marketing group, such that they are able to function as the sales and marketing divisions of all the companies in the Technocom Group. For this purpose the Technocom Group includes, but is not limited to,Technocom, Teleport-TP, MTR-Sviaz, Satelink and its associated joint ventures and partners, Portal, Cardlink and SCS.

  6. Without assuming any payment obligation, facilitate or assist both in the control of credit to and collection of debt from partners and associated operators using the Satelink service.

  7. Promote the continued support of Rostelecom for both the Teleport-TP and the Satelink operations and, in this context, encourage Rostelecom to issue letters and other communications as appropriate, to ensure that the key executives in distant electrosviazes understand that Satelink is the first choice carrier for both digital services and improved quality direct dialed calls, where Rostelecom has invited Teleport-TP to provide such services.

  8. Assist in increasing the acceptable level of incoming traffic via the Purchaser and other Members of the Group (the "PLD Group"), which by-passes local carriers, noting that PLD does not wish to provide routes for any of the principal national carriers, but would like to be able to accept overflow, provide access for second level carriers, and terminate and transit the PLD Group's own traffic.

  9. Propose the use of PLD Group facilities to companies and organisations based in oblasts outside of Moscow and St. Petersburg where Mr. Klabin or his associates are active.

  10. Provide support or assistance, as required and as possible, to Technocom's efforts to ensure that the provision of Satelink service to particular regions and cities results in the system being the first choice routing for long distance calls.

  11. Introduce Technocom and Teleport-TP to new telecom business opportunities, as Mr. Klabin's first choice, where he is approached as the first contact.

  12. Provide support and assistance in respect of the security of the businesses, if and when required.

  13. Advise when required on the implications of changes in the law, with particular reference to those laws involving taxes and specifically to advise on the best means of tax avoidance for the Technocom Group companies, given the laws prevailing at the time.

  14. Permit representatives of Technocom and the Purchaser (including their outside auditors) to have access during normal business hours and upon reasonable notice to the books and records of any of the following companies, to the extent maintained or kept at any premises to which Mr Klabin has access: SCS, Rosh Telecom, Roscomm, Portal and Teleport-TP, with particular reference to dealings between such companies and other companies owned or controlled by Mr Klabin, and, in the case of Rosh Telecom, ECI Telecom.

  ATTESTATIONS


  Signed by Mark Moncreiffe         )  s/s MARK MONCREIFFE
  for and on behalf of (Alternate   )
  PLICOM LIMITED        Director)   )  s/s VINCENZO JANNI
  in the presence of:               )





  Signed by James Hatt              )  s/s JAMES R.S. HATT
  for and on behalf of              )
  TECHNOCOM LIMITED                 )
  in the presence of:               )
  s/s DOROTHEA H. HATT




  Signed by James Hatt              )  s/s JAMES R.S. HATT
  for and on behalf of              )
  PLD TELEKOM INC.                  )
  in the presence of:               )
  s/s DOROTHEA H. HATT



  Signed by Sue Cozens              )  s/s SUE COZENS
  MARK KLABIN   (As Attorney for)   )
  in the presence of:               )  s/s VINCENZO JANNI